EXHIBIT 10.7
------------

                                               Project Development Agreement/LOI

                                                                    Rev 06 30 06


                          PROJECT DEVELOPMENT AGREEMENT
                                     BETWEEN
                         NORTHERN ETHANOL (SARNIA) Inc.
                                       AND
                               DELTA-T CORPORATION


     This Agreement is entered into this 7th day of September, 2006 by and between DELTA-T Corporation, a Virginia corporation located at 323 Alexander Lee Parkway, Williamsburg, Virginia 23185, USA (hereinafter "DELTA-T"), and Northern Ethanol (Sarnia), Inc, a corporation registered in Ontario (hereinafter "Client"), which parties may be referred to individually as a "Party" or jointly as the "Parties."

                                   WITNESSETH

     WHEREAS, DELTA-T is in the business of developing, designing, and supplying commercial technologies, equipment and manufacturing facilities to perform a wide range of process industry applications, including, without limitation, grain processing, ethanol production, evaporation, distillation, dehydration, adsorption, solvent recovery and waste treatment; and

     WHEREAS, Client intends to develop an ethanol plant having the capacity to produce 100 million gallons per year at a site to be located in Sarnia (hereinafter "Plant"); and

     WHEREAS, Client wishes to retain DELTA-T to provide professional advice, business and technical information, design and engineering, and related services in order to assist Client in assembling all of the information, permits, agreements and resources necessary for construction of Plant (hereinafter "Project"), and DELTA-T is willing to provide such services for a fixed fee, provided that Client enters into an exclusive relationship with DELTA-T to provide the Plant and/or technology transfer, engineering and procurement services for the Plant, and otherwise on the terms and conditions set forth herein; and

     WHEREAS, Client and DELTA-T intend to enter an Engineering, Procurement and Construction (EPC) agreement within 6 months from the execution of this document,

     WHEREAS, Client recognizes that DELTA-T is foregoing other significant business opportunities in order to perform such services, and that the provisions of this Agreement concerning exclusivity are essential to this Agreement and that DELTA-T would not be willing to enter into this Agreement without those provisions;

     NOW THEREFORE, IN CONSIDERATION of the mutual terms and conditions of this Agreement, Client and DELTA-T agree as follows:

                                    ARTICLE 1
                        SCOPE OF PROJECT DEVELOPMENT AND
                        PRELIMINARY ENGINEERING SERVICES

Client hereby retains DELTA-T, and DELTA-T hereby agrees, to provide per the terms of this Agreement, the services described in this Section 1.1 to help Client develop the Project.

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     1.1 Basic Project Development Services: DELTA-T shall:


          1.1.1 Help Client develop and analyze feasible Project alternatives, including potential facility sites, and assist in the selection of the most appropriate technical and site options in conjunction with the needs of the Project;

          1.1.2 Provide projected plant operating cost factors and assist Client with profitability and sensitivity analyses for selected Project alternative(s);

          1.1.3 Work with Client to define Plant specifications, and assist in developing Project roles and responsibilities for all participating parties;

          1.1.4 Develop a preliminary general arrangement drawing for the Plant based on the selected alternatives and site physical and geo-technical data provided by the Client;

          1.1.5 Provide process emissions data for environmental permitting activities in support of the environmental permitting firm to be retained by Client;

          1.1.6  Utilize  DELTA-T's   experience  in  ethanol  plant  operation,
          products marketing, and industry economics to help Client develop a business plan;

          1.1.7 Provide technical and economic data and strategic guidance to assist Client in making presentations to potential equity investors and financial institutions;

DELTA-T shall continue to develop and make modifications to each of the services referenced under Section 1.1 as necessary in accordance with changing or evolving Project plans. DELTA-T shall perform such services at such times, and according to such schedule, as reasonably necessary to support effective development of the Project. Mutually agreed project development tasks not addressed in Section 1.1 above, will be engaged by separate agreements such as a compensated scope of work which may be appended to this Agreement.

1.2 Client's Responsibilities: The entity that will own the Project, whether it is the Client or another entity, shall hereinafter be referred to as "Owner." Client shall perform, or cause Owner to perform, the following tasks to assure development of the Project, and such other tasks as may be required to achieve funding for the Project:

     1.2.1 Promptly provide to DELTA-T, upon its request, such design decisions and information related to site selection, plant size, interface of the Plant to other sections of the Project, and other key project design parameters as DELTA-T may reasonably request from time to time;

     1.2.2 Create a Project development strategy and timeline, in cooperation with DELTA-T, (the "Plan"), for the purposes of fully defining the Project its specifications and of obtaining one or more letter(s) of commitment for financing in an amount and on terms and conditions sufficient to enable Client or Owner to execute the Project, and on terms otherwise acceptable to Client ("Financing");

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     1.2.3 Execute the Plan in a diligent manner;

     1.2.4 Cooperate with DELTA-T to define Project specifications, and define Project development roles for all participating parties;

     1.2.5 Develop a business plan, in cooperation with DELTA-T, based on the information provided by DELTA-T under Section 1.1 above; and

     1.2.6 Otherwise cooperate with DELTA-T in the development of the Project as mutually agreed between the Parties.

Client, or Owner, shall perform such tasks within sufficient time to allow DELTA-T to fulfill its obligations under Section 1.1 above in a timely manner. Client will designate David Rundahl, an individual, to serve as DELTA-T's primary contact for the work performed under this Agreement. DELTA-T shall be entitled to rely on, and shall proceed according to the directions of, that individual, or such other individual as Client may from time to time appoint in writing with respect to this Agreement.

1.3 Project Control Responsibilities: Client shall notify DELTA-T promptly of any plan or intent on the part of any actual or potential investors in the Project to form an Owner, or alter the equity or voting structure of an Owner, in such a way that Client would not have sufficient control over such Owner to require it to perform the obligations of Owner described in this Agreement, and to assist DELTA-T in causing such Owner to become a party to this Agreement, or another similar agreement acceptable to DELTA-T. Client agrees that it shall not assist Owner in any way, directly or indirectly, in working with anyone other than DELTA-T in connection with the Project, except as expressly permitted under this Agreement. Client acknowledges that if it were to provide any Confidential Information (as described in Article 2 below) of DELTA-T to any Owner over which it did not have control, that such Owner would benefit significantly from such information, and Client acknowledges that it understands and will comply strictly with the prohibition on such disclosures set forth in Article 2 below. In the event that Owner, for any reason other than termination of this Agreement for breach by DELTA-T, fails to honor the exclusivity provisions of Article 5 below, Client shall, in addition to any other damages that DELTA-T may have, pay DELTA-T the entire amount due to DELTA-T and remaining unpaid under Sections 3.1 and 3.2 below.

                                    ARTICLE 2
                            CONFIDENTIAL INFORMATION

"Confidential Information" shall mean (i) all inventions, whether patentable or not, all processes, designs, know-how, copyrights and any and all other intellectual property of any kind ("Intellectual Property") and financial and other business information provided by DELTA-T to Client under this Agreement, which shall be deemed Confidential Information of DELTA-T and (ii) all business plans, and other sensitive information about the Project disclosed by Client to DELTA-T during the term of this Agreement, which shall be deemed Confidential Information of Client (except to the extent that it consists of Confidential Information of DELTA-T).

Neither Party shall (i) use any Confidential Information of the other except for development of the Project as provided under this Agreement, or (ii) disclose any part of the Confidential Information of the other to any person or entity other than its employees who need to have access to such data and who are bound to comply with the confidentiality terms of this Agreement, and

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as otherwise  authorized by the Party  providing the  Confidential  Information.
Notwithstanding the foregoing Client may disclose information of the type provided by DELTA-T under Section 1.1 above to third parties to whom it needs to disclose such information to develop the Project, provided that it first obtains a written confidentiality agreement from such party to protect such information to at least the same degree as provided under the agreement attached hereto as Exhibit B. Client may disclose information of the type provided by DELTA-T under
Section 1 above to any third party to whom it needs to disclose such information to develop the Project only after such party executes a confidentiality directly with DELTA-T in the form attached hereto as Exhibit B, or such other form as DELTA-T may agree. Client shall provide a copy of each such agreement to Delta-T
promptly  upon  execution  of  the  same.   Furthermore,   Client  may  disclose
Confidential Information, if any, that it needs to disclose in order to comply with any applicable law, rule or regulation provided that it takes whatever steps are necessary to protect the confidentiality of such information to the full extent allowed by such law, rule or regulation.

In particular, but without limitation, under no circumstances may Client use any of the Confidential Information to assist it in negotiating or entering into an agreement with any third party to provide any services or technology related to the Project in violation of this Agreement.

Neither Party shall disclose any Confidential Information of the other pursuant to court order or other legal process unless: (i) it is advised by its legal counsel that it is legally required to do so, (ii) it has promptly given the other notice of such order or process so that the other can obtain a secrecy order or other applicable remedy and (iii) it has used all other reasonable means to ensure the confidential treatment of such information, other than seeking a judicial order or other judicial relief.

Notwithstanding anything set forth above, however, neither Party shall have any obligation under this Article 2 with respect to Confidential Information of the other which the receiving Party can show through documentary evidence falls under one or more of the following exclusions: (a) that such information was in its possession prior to receipt from the other; (b) such information was in the public domain at the time of disclosure or thereafter enters into the public domain through no breach of this Agreement by Recipient or is in general use in the trade without violation by Recipient of this Agreement, or violation by any other party of an obligation not to disclose it; or (c) the information is disclosed to the receiving Party by a third party who is under no obligation not to disclose it.

The provisions of this Section shall survive termination of this Agreement until such time, if ever, that it falls under one of the exclusions described in the preceding paragraph.

                                    ARTICLE 3
                                  COMPENSATION

3.1 Project Development Services: For the services described in Section 1.1 above, Client shall pay DELTA-T a fee equal to $100,000 USD Client shall pay to DELTA-T Client shall pay to DELTA-T 70% of such fee within ten (10) days of signing this Agreement and the remaining balance within ten (10) days of air permit submittal by Client to the Province of Ontario.

3.2 Travel and Related Expenses: Client shall bear the cost of all travel, room and board and related expenses incurred in connection with providing on site services to the extent provided under Article 1 above, with reimbursement based on actual costs. Client shall pay DELTA-T's reasonable costs incurred in connection with all other such

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expenses  incurred  with  Client's  prior  consent,  except that DELTA-T will be responsible for one site visit by two people without charge to Client.

3.3 Late Payment Penalty: Client shall pay DELTA-T a late charge at the lesser of 1% per month or the highest amount permitted by applicable law on all payments past due.

                                    ARTICLE 4
               LIMITED LICENSE OF DELTA-T CONFIDENTIAL INFORMATION

DELTA-T is and shall remain the sole owner of the Confidential Information provided by DELTA-T hereunder, and of the copyrights in all the drawings and other documents provided by DELTA-T under this Agreement. DELTA-T hereby grants Client a limited, non-exclusive, non-transferable license, without right to sublicense, to use the Confidential Information of DELTA-T solely for Client's use in connection with development and financing of the Project during the term of this Agreement. DELTA-T reserves to itself all rights not expressly granted under this Article 4. In particular, but without limitation, this license does not include the right to use any of the Confidential Information to procure bids for development or construction of a plant, or to design or operate a plant or facility based on any of such Confidential Information.

                                    ARTICLE 5
                             EXCLUSIVE RELATIONSHIP

5.1 The Plant: If Client, or Owner as the case may be, elects to build the Plant, then it shall employ best efforts to enter into a contract with DELTA-T whereby DELTA-T will provide, as a minimum, all services defined in Article 6 below. Additional services, up to and including DELTA-T providing the Plant on a turn-key fixed-price basis, may be included at the mutual consent of the Parties. During the term of this Agreement Client shall not, and shall not permit Owner or any other party associated with the Project, to enter into, negotiate toward, or take any other action in furtherance of entering into any agreement for provision of the technology, services or equipment to be provided by DELTA-T under the Technology Agreement to be entered into under Article 6 below, or in furtherance of entering into any turnkey engineering, procurement and construction agreement for the entire Plant ("EPC Agreement") except as permitted under Sections 6 and 7 below.

5.2 Other Plants: If for any reason the Parties do not enter into an EPC Agreement or Technology Agreement with respect to the Plant, then neither Client nor Owner shall, for a the shorter of (a) five (5) years from the date of this Agreement, or (b) such time as Client or Owner and DELTA-T enter into an EPC Agreement or Technology Agreement for an ethanol plant, enter into an agreement with any other party to use technology, engineering and procurement services other than DELTA-T's for any ethanol plant project without first providing DELTA-T at least sixty (60) days to enter into an agreement for development and design of such plant on the same terms as set forth in this Agreement.


                                    ARTICLE 6
                      TECHNOLOGY TRANSFER, ENGINEERING AND
                         PROCUREMENT SERVICES AGREEMENT

Upon Client's obtaining the Financing for the Project or at such earlier time as Client and DELTA-T may agree, Client and DELTA-T shall enter into either a turnkey EPC agreement to

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provide the entire Plant under mutually agreeable terms ("EPC Agreement"),  or a technology transfer, engineering and procurement services agreement ("EPT Agreement") whereby DELTA-T shall, as a minimum, (a) provide engineering services in addition to that provided under Section 1.1 above that may be required to complete the basic process engineering design suitable for capital investment determination and all detail design; (b) review all detailed engineering performed by others in order to assure that it conforms to such suitable process engineering design; (c) provide the procurement services for plant equipment as determined by DELTA-T; (d) provide construction observation assistance, operations and maintenance manuals, training and start up assistance services to be specified in the EPC or Technology Agreement; (e) provide a
license  of  the  Plant  process  technology   embodied  in  the  basic  process
engineering design provided by DELTA-T for the purpose of operating the Plant. Such Technology Agreement shall include the following provisions, and such other provisions as the parties deem reasonably appropriate:

     a. DELTA-T shall be paid a detailed engineering, startup and training services fee, plus a one-time technology license fee. Such fees will be quoted by DELTA-T upon substantial completion of Basic Project Development Services listed in Section 1.1 herein.
     b. In addition, DELTA-T shall be paid a fee based on the purchase price of all equipment for which DELTA-T is to provide procurement services.
     c. DELTA-T shall provide Plant process performance warranties that are typical for the industry based on the final plant configuration and selected energy-saving options.
     d. DELTA-T shall offer a liquidated damages provision the event of breach of the Plant process performance warranties on a pro rata basis, depending upon the extent to which such warranty is breached as determined by a performance test protocol to be included in the Technology Agreement;
     e. The maximum amount of DELTA-T's total liabilities in the Technology Agreement shall be limited to a percentage of the fees earned performing the scope of services described in the Technology Agreement.

                                    ARTICLE 7
                             FIRST RIGHT OF REFUSAL

If the Parties do not reach agreement for DELTA-T to provide the plant on a turnkey, EPC basis and instead enter into a Technology Agreement, Owner shall not enter into a construction agreement with any other party without providing DELTA-T at least sixty (60) days to enter into an agreement for construction on the same terms as another party is willing to contractually agree to for the construction.

                                    ARTICLE 8
                             INDEPENDENT CONTRACTOR

DELTA-T and Client are independent contractors, and nothing in this Agreement shall be deemed to make either Party an agent or partner of the other, or to give either Party the right to bind the other in any way.

                                    ARTICLE 9
                              TERM AND TERMINATION

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This Agreement shall commence on the date first above written and shall continue for a period of five (5) years  unless  earlier  terminated  as provided in this
Article 9. This Agreement may be terminated upon written notice:

     (i) By either Party in case of material breach by the other if such breach is not cured within thirty (30) days after receipt of the breaching party of notice of such breach;
     (ii) By DELTA-T if a) payment is not  received  by DELTA-T as  provided  in
          Article 3 of this  Agreement  and such breach is not cured with thirty
          (30) days after receipt of DELTA-T's notice of such breach, or b) Project Financing is not obtained within eighteen (18) months of the date first above written.

Upon  termination  of this Agreement for any reason,  the license  granted under
Article 4 above shall immediately cease, and each Party shall (i) immediately cease use of all Confidential Information of the other, (ii) immediately deliver to the disclosing Party all Confidential Information provided to it by the other, including all copies of the same, and destroy all materials developed by it or any third parties to whom it disclosed such information which was based upon such information, and (iii) certify to the disclosing Party that it has done so. In particular, but without limitation, Client shall promptly advise all actual and potential investors and lenders for the Project and all regulatory authorities to which Confidential Information of DELTA-T has been provided of the termination hereof, and shall withdraw any applications for financing or permits that were based on the use of DELTA-T's Confidential Information.

                                   ARTICLE 10
                               DISPUTE RESOLUTION

In the event of any dispute arising under or in connection with this Agreement or with the existence, validity, interpretation, breach or enforcement thereof, either before or after the termination or expiration of this Agreement, the Parties shall, upon the written request of either of them, enter into mediation of such dispute pursuant to the applicable rules of the American Arbitration Association, or such other rules or procedures as they may agree. Neither party shall file suit unless it has first complied with this provision and attempted to resolve such dispute for a period of at least thirty (30) days. Nothing herein contained, however, shall be deemed to prevent either Party from seeking injunctive relief from any court of competent jurisdiction, without necessity of posting bond, in case of a breach of Articles 2, 4, 5, 6 or 7 above. Should litigation arise after complying with the provisions of this paragraph, the losing party will pay legal expenses of the prevailing party in such litigation.

                                   ARTICLE 11
                        LIMITATION OF DAMAGES AND REMEDY

Client's sole remedy with respect to uncured breach by DELTA-T of any provision of this Agreement (other than breach of Article 2), or with respect to services performed by DELTA-T under this Agreement shall be termination of this Agreement and refund of the portion of the fee, if any, allocable to services not properly performed. In no case shall DELTA-T be liable for any other damages of any kind, direct, indirect, incidental, consequential, reliance, exemplary or otherwise, with respect to any services performed by it, or to its failure to perform services, under this Agreement.

                                   ARTICLE 12
                                  GENERAL TERMS

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12.1 Waiver:  The failure of either Party to insist on strict performance of any of the provisions of this Agreement or to exercise any right it grants will not be construed as a relinquishment of any right or a waiver of any provision of this Agreement. No waiver of any provision or right shall be valid unless it is in writing and signed by a duly authorized representative of the Party granting the waiver.

12.2 No Assignment: Neither Party may assign or convey this Agreement or its obligations hereunder without the other's prior written consent, except that either Party may assign this Agreement to a purchaser of a controlling interest in its capital stock or of substantially all of its assets as long as the purchaser agrees to comply with all the selling Party's obligations set forth herein.

12.3 Governing Law: This Agreement shall be governed and construed in accordance with the laws of the Province of Ontario, without regard to its choice of law rules.

12.4 Notices: Notices and other communications required or allowed by this Agreement shall be in writing and sent by U.S. mail, express carrier, by hand, or by facsimile transmission as follows:

If to DTC, to:           DELTA-T Corporation,
                         323 Alexander Lee Parkway
                         Williamsburg, Virginia 23185
                         FAX:  (757) 229-1705
                         Attn: Mr. Robert L. Swain, Vice President

If to CLIENT, to         Northern Ethanol (Sarnia) Inc.
                         300-193 King St East
                         Toronto, Ontario
                         Canada
                         FAX 416 214 1472
                         Attn:  Steven Reader

or such other addresses as a Party may specify by proper notice.

Each notice so given shall be deemed delivered, if by mail upon the third business day after mailing, if by courier, upon delivery by the courier, and otherwise upon receipt by the Party to whom notice is sent.

12.5 Survival: The provisions of Articles 2, 10 and 11 above shall survive termination or expiration of this Agreement, and Articles 5.2 and 7 shall survive except in case of termination by Client for material breach by DELTA-T.

12.6 Severability: If a court of competent jurisdiction determines that any portion of this agreement is illegal, unenforceable or invalid, then that portion shall be considered to be removed from this agreement, the remainder shall remain in full force and effect, and the Parties shall cooperate to modify the Agreement to cause it to conform to the original language of the Agreement to the extent consistent with the finding of the court.

12.6 Entire Agreement:  This Agreement  constitutes the entire agreement between
the  Parties   relating  to  its  subject  matter,   and  supersedes  all  prior
representations,

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understandings  and  agreements,  written  or  oral,  express  or  implied.  The
Agreement can be modified only by written agreement executed by authorized representatives of each Party.

IN WITNESS whereof the Parties have executed this Agreement on the dates set forth below.

DELTA-T CORPORATION                            NORTHERN ETHANOL (SARNIA) INC

By:        s/Alan Belcher                      By:       s/Gord Laschinger
         ------------------------------------          -------------------------
Printed    Alan Belcher                        Printed  Gord Laschinger
Name:    ------------------------------------  Name:   -------------------------

         Vice President  Project Development            CEO
Title:   ------------------------------------  Title:  -------------------------

         September 7, 2006                             September 7, 2006
Date:    ------------------------------------  Date:   -------------------------




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